CUSIP No. 419352-10-9                                        Page 17 of 25 Pages


                                                                       EXHIBIT 8

                          [On Haven Bancorp Letterhead]

                               September 10, 1999

VIA FACSIMILE and
FIRST CLASS MAIL

PL Capital, LLC
323 Main Street
Chatham, New Jersey 07928

Attention:  Messrs. Lashley and Palmer

Gentlemen:

We have received your letters of July 28 and August 16, 1999. As promised, the Board of Directors of Haven Bancorp, Inc. considered your letters at our regularly scheduled board meeting on August 26, 1999. The Board concluded that it is appropriate to invite you to meet with Mr. Jennings and me to discuss the contents of your letters in greater detail.

Please call the undersigned to arrange a mutually convenient time for our meeting. We appreciate your interests in Haven and look forward to our meeting.



                                       Sincerely,

                                       Board of Directors of Haven Bancorp, Inc.


                                       By: /s/ Philip S. Messina
                                               Philip S. Messina
                                               Chairman of the Board, President
                                               and Chief Executive Officer


615 Merrick Avenue
Westbury, NY 11590